UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 24, 2013

Otelco Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-32362	52-2126395
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Third Avenue East, Oneonta, AL 35121
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (205) 625-3574

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

As previously disclosed, on March 24, 2013, Otelco Inc. (the “Company”) and each of its direct and indirect subsidiaries (together with the Company, the “Debtors”) filed voluntary petitions for reorganization (the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) in order to effectuate the Debtors’ joint prepackaged plan of reorganization (the “Plan”).

On May 6, 2013, the Bankruptcy Court entered an order (the “Confirmation Order”) confirming the Plan. Copies of the Plan and the Confirmation Order were included as Exhibits 2.1 and 99.1, respectively, to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 6, 2013 and are incorporated herein by reference.

On May 24, 2013 (the “Effective Date”), the Debtors substantially consummated their reorganization through a series of transactions contemplated by the Plan, and the Plan became effective pursuant to its terms.

Item 1.01.    Entry into a Material Definitive Agreement.

Credit Agreement

On the Effective Date, the Company entered into a Third Amended and Restated Credit Agreement (the “Credit Agreement”) among itself, as borrower, the other credit parties signatory thereto, as credit parties, the lenders signatory thereto from time to time, as lenders, and General Electric Capital Corporation, as agent, to amend and restate the Company’s Second Amended and Restated Credit Agreement, dated as of October 20, 2008 (the “Second Amended and Restated Credit Agreement”).

The credit facilities under the Credit Agreement are comprised of:

●	terms loans of $133.3 million, which were a portion of the term loans outstanding under the Second Amended and Restated Credit Agreement; and

●	a revolving loan commitment in an amount of up to $5.0 million.

As of the Effective Date, the term loan facility was fully drawn and no amounts were drawn under the revolving credit facility. Amounts drawn under the term loan facility that are subsequently repaid or prepaid may not be re-borrowed. Amounts drawn under the revolving credit facility may be borrowed, repaid and re-borrowed until the earliest of: (1) April 30, 2016; (2) the date of termination of the lenders’ obligations to make advances or permit existing loans to remain outstanding in the case of an event of default; and (3) the date of indefeasible payment in full by the Company of the loans and the permanent reduction of the commitments to zero dollars (the “Maturity Date”).

The term loan facility requires amortized repayments of the principal amount of the term loans at a straight-line rate of 5.0% per annum of the principal amount of term loans outstanding on the Effective Date on the last day of March, June, September and December of each year, commencing on the last day of the first full fiscal quarter ending after the Effective Date. On each date that is 45 days after the last day of each fiscal quarter, the term loan facility also requires repayments of the principal amount of the terms loans in an amount equal to 75% of the Excess Cash (as defined in the Credit Agreement) of the Debtors as of the last day of each such fiscal quarter, with such repayments commencing on the last day of the first full fiscal quarter ending after the Effective Date. However, such repayment will be reduced to an amount equal to 50% of the Excess Cash of the Debtors if, on the applicable quarterly repayment date, the Debtors’ ratio of debt to Consolidated EBITDA (as defined in the Credit Agreement) is less than or equal to 2.25:1.00. The entire remaining principal balance of the term loans, as well as any outstanding borrowings under the revolving loan facility, will be due and payable in full on the Maturity Date.

Interest rates applicable to the term loans and the revolving loans are set at a margin over an index rate (which is defined as the highest of (1) the prime rate, (2) the federal funds rate plus 50 basis points per annum and (3) 4.25% per annum) or a LIBOR rate (which is defined as the higher of (a) 3.0% per annum and (b) LIBOR). The applicable margin under the index rate option is 3.25% per annum and the applicable margin under the LIBOR rate option is 3.5%. The Company is required to pay certain fees, including fees on undrawn committed amounts, in connection with the Credit Agreement.

In addition, the Credit Agreement contains, among other things:

●	customary representations and warranties;

●	customary affirmative covenants;

●	customary negative covenants, including, without limitation, limits on the ability of the Company and the Company’s subsidiaries to:

●	incur additional indebtedness and issue preferred stock and certain redeemable capital stock;

●	make certain types of restricted payments, including investments and acquisitions;

●	pay dividends on the Company’s common stock;

●	sell certain assets;

●	enter into specified transactions with affiliates;

●	incur certain liens;

●	consolidate, merge or transfer all or substantially all of the Company’s assets; and

●	change the nature of its business;

●	a covenant generally requiring the Company to sell all of its equity interests or substantially all of its assets within 180 days after the occurrence of certain triggering events; and

●	customary financial covenants, including:

●	a limit on the ratio of debt to Consolidated EBITDA; and

●	a limit on the ratio of Consolidated EBITDA to fixed charges.

The Credit Agreement also contains, among other things, customary events of default. Upon the occurrence of an event of default, among other things, the interest rate on all outstanding loans will be increased by 2% per annum above the rate of interest otherwise applicable.

The Credit Agreement is unconditionally guaranteed by all of the Company’s subsidiaries other than Mid-Maine Telecom LLC and War Telephone LLC, and is secured by first priority security interests in substantially all of the Company’s and the Company’s subsidiaries’ capital stock and tangible and intangible assets, other than the capital stock and tangible and intangible assets of Mid-Maine Telecom LLC and War Telephone LLC.

On the Effective Date, pursuant to the Plan, GE Capital Equity Investments, Inc., CoBank, ACB, Raymond James Bank, N.A., Union Bank, N.A., Webster Bank, National Association, and CIBC Inc. (collectively, the “Class B Holders”), each of which is either a lender or an affiliate of a lender under the Credit Agreement, became the holders of all of the Company’s new Class B common stock, $0.01 par value per share (the “Class B Common Stock”). A lender under the Credit Agreement may not assign any of its rights or obligations under the Credit Agreement to a third party without concurrently transferring to such third party a ratable portion of that lender’s, or that lender’s affiliate’s, shares of Class B Common Stock.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Registration Agreement

On the Effective Date, the Company entered into a Registration Agreement (the “Registration Agreement”) with the Class B Holders.

Pursuant to the Registration Agreement, the holders of a majority of the shares of Class B Common Stock will generally be able to require the Company to register all or part of their shares of Class B Common Stock under the Securities Act of 1933, as amended (the “Securities Act”), on Form S-1, or any similar long-form registration, on up to two occasions in any 12-month period or, if available, on Form S-3, or any similar short-form registration, on up to four occasions in any 12-month period, subject to certain limitations set forth in the Registration Agreement.

In addition, pursuant to the Registration Agreement, whenever the Company registers any of its equity securities under the Securities Act (including any registration of the Company’s securities by a third party), other than pursuant to a registration described in the preceding paragraph, pursuant to a registration on Form S-4 or Form S-8 or any successor or similar forms or in connection with the Company’s initial public offering of equity securities, the Class B Holders will generally be able to require the Company to include their shares of Class B Common Stock in such registration, subject to certain limitations set forth in the Registration Agreement.

Whenever the Class B Holders require the Company to register any of their shares of Class B Common Stock pursuant to the Registration Agreement, the Company will generally be required to bear all expenses of such registration, other than underwriting discounts and commissions.

The Registration Agreement contains customary indemnification and contribution rights and obligations of the parties thereto.

The foregoing description of the Registration Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Agreement, a copy of which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Stockholders’ Agreement

On the Effective Date, the Company entered into a Stockholders’ Agreement (the “Stockholders’ Agreement”) with the Class B Holders.

Pursuant to the Stockholders’ Agreement, a Class B Holder may not transfer, or agree to transfer, any of its equity interests in the Company, unless (1) the transfer is to a person or entity that has certain affiliations with such Class B Holder, is to another holder of Class B Common Stock or is otherwise permitted under the Credit Agreement and (2) the transferee executes a joinder to the Stockholders’ Agreement, agreeing to be bound by and to comply with all applicable provisions of the Stockholders’ Agreement. In addition to the above, the Stockholders’ Agreement generally provides that a Class B Holder may not transfer, or agree to transfer, any of its shares of Class B Common Stock to a third party, unless the Class B Holder also transfers to such third party a ratable portion of its rights and obligations under the Credit Agreement.

Except as set forth in the following sentence, whenever the Company proposes to issue equity securities, or securities exercisable, convertible or exchangeable for equity securities, a Class B Holder, or its designee, will have a preemptive right under the Stockholders’ Agreement to maintain such Class B Holder’s percentage ownership in the Company. The preemptive right described in the previous sentence will not apply to securities issued or issuable: (1) in a strategic partnership, joint venture or similar financing transaction; (2) in connection with any bank financing or similar transaction; (3) in connection with certain merger and acquisition activities; (4) to officers, directors or employees of, or advisors or consultants to, the Company or any of its subsidiaries pursuant to a stock incentive plan; (5) upon the conversion of shares of Class B Common Stock into shares of the Company’s new Class A common stock, $0.01 par value per share (the “Class A Common Stock”), pursuant to the provisions of the Amended and Restated Certificate of Incorporation that the Company adopted on the Effective Date; and (6) to finance the redemption of shares of Class B Common Stock pursuant to the Company’s redemption rights under the Stockholders’ Agreement, which are described in the following paragraph.

The Stockholders’ Agreement also provides that, within 15 days after (1) all of the outstanding obligations of the Company under the Credit Agreement have been satisfied in full (including the cash collateralization of any outstanding letters of credit) and (2) all of the commitments of the lenders under the Credit Agreement have been terminated in accordance with the provisions thereof, the Company may elect, at its option, to redeem all, but not less than all, of the outstanding shares of Class B Common Stock. Such redemption would be required to occur as promptly as reasonably practicable, and, in any event, within 30 days, after the holders of Class B Common Stock receive notice of the redemption from the Company. The redemption price that the Company would be required to pay for the shares of Class B Common Stock would be equal to (a) 2.5% of the outstanding principal obligations under the Credit Agreement as of the Effective Date, if the redemption occurs on or before March 31, 2014, (b) 5% of the outstanding principal obligations under the Credit Agreement as of the Effective Date, if the redemption occurs after March 31, 2014 and on or before March 31, 2015 and (c) 7.5% of the outstanding principal obligations under the Credit Agreement as of the Effective Date, if the redemption is effected after March 31, 2015 and on or before March 31, 2016. The Company’s right, under the Stockholders’ Agreement, to redeem the outstanding shares of Class B Common Stock will terminate on March 31, 2016.

In addition, the Stockholders’ Agreement provides that, so long as a holder of Class B Common Stock holds at least 15% of the shares of Class A Common Stock and Class B Common Stock acquired by all of the Class B Holders on the Effective Date, such holder of Class B Common Stock will have the right to designate an individual to attend each meeting of the board of directors of the Company and each committee thereof, as an observer, without voting rights, at the expense of such holder.

The Stockholders’ Agreement also contains customary representations and warranties from the Class B Holders, as well as customary information rights, confidentiality and termination provisions.

The foregoing description of the Stockholders’ Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Stockholders’ Agreement, a copy of which is attached hereto as Exhibit 4.2 and is incorporated herein by reference.

Item 1.02.   Termination of a Material Definitive Agreement.

On the Effective Date, pursuant to the Plan, all outstanding obligations under the Company’s 13% Senior Subordinated Notes due 2019 (the “Notes”) were cancelled and the Indenture, dated as of December 21, 2004, as supplemented on July 3, 2006, July 5, 2007, October 31, 2008, June 8, 2010, October 1, 2011 and October 14, 2011 (the “Indenture”), among the Company, the subsidiary guarantors party thereto (each of which is a direct or indirect wholly-owned subsidiary of the Company) and Wells Fargo Bank, National Association, as trustee (the “Trustee”), which governed the Notes, was cancelled, except to the extent to allow the Debtors or the Trustee, as applicable, to make distributions pursuant to the Plan on account of claims related to the Notes.

Item 1.03.   Bankruptcy or Receivership.

As discussed above, on May 6, 2013, the Bankruptcy Court entered the Confirmation Order, which confirmed the Plan. Reference is made to the information regarding the Credit Agreement, the Registration Agreement, the Stockholders’ Agreement, the cancellation of the Notes and the Indenture, the adoption of the Amended and Restated Certificate of Incorporation and the Fourth Amended and Restated By-laws and the appointment of directors set forth in Item 1.01, Item 1.02, Item 5.02 and Item 5.03 of this Current Report on Form 8-K, which is incorporated herein by reference.

Summary of the Material Features of the Plan

Pursuant to the Plan, on the Effective Date:

●	the $162.0 million of outstanding principal term loan obligations under the Second Amended and Restated Credit Agreement were reduced to $133.3 million through a cash payment;

●
the holders of the outstanding principal term loan obligations under the Second Amended and Restated Credit Agreement, or affiliates thereof, received their pro rata share of the Class B Common Stock, which Class B Common Stock represents 7.5% of the total economic and voting interests in the Company, subject to dilution of up to 10% on account of the issuance of equity interests in the Company pursuant to a management equity plan that the Company expects to adopt (the “Management Equity Plan”);

●
all outstanding Notes were cancelled and the holders thereof received their pro rata share of the Class A Common Stock, which Class A Common Stock represents 92.5% of the total economic and voting interests in the Company, subject to dilution of up to 10% on account of the issuance of equity interests in the Company pursuant to the Management Equity Plan; and

●	all outstanding shares of the Company’s existing Class A common stock, $0.01 par value per share (the “Existing Common Stock”), were cancelled.

The foregoing description of the Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan, a copy of which was included as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 6, 2013 and which is incorporated herein by reference.

Issued and Outstanding Shares

As of the Effective Date, a total of 2,870,948 shares of Class A Common Stock and 232,780 shares of Class B Common Stock were issued and outstanding, and 232,780 shares of Class A Common Stock were reserved for future issuance upon the conversion of shares of Class B Common Stock. Once the Company adopts the Management Equity Plan, an additional 344,859 shares of Class A Common Stock will be reserved for future issuance under such plan.

Information as to Assets and Liabilities

Information as to the assets and liabilities of the Company as of the most recent practicable date is incorporated by reference to the consolidated financial statements contained in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2013, which was filed with the SEC on May 9, 2013.

Item 2.03.   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Reference is made to the information regarding the Credit Agreement set forth in Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference.

Item 3.02.   Unregistered Sales of Equity Securities.

On the Effective Date, pursuant to the Plan:

●	all outstanding Notes were cancelled and the Company issued the holders thereof 2,870,948 shares of Class A Common Stock; and

●	the Company issued the holders of the outstanding principal term loan obligations under the Second Amended and Restated Credit Agreement, or affiliates thereof, 232,780 shares of Class B Common Stock.

Pursuant to the provisions of the Amended and Restated Certificate of Incorporation adopted by the Company on the Effective Date, if (1) all of the outstanding obligations of the Company under the Credit Agreement have been satisfied in full (including the cash collateralization of any outstanding letters of credit) and (2) all of the commitments of the lenders under the Credit Agreement have been terminated in accordance with the provisions thereof, then each share of Class B Common Stock will automatically be converted into one share of Class A Common Stock. Accordingly, on the Effective Date, the Company reserved 232,780 shares of Class A Common Stock for future issuance upon the conversion of shares of Class B Common Stock. Once the Company adopts the Management Equity Plan, an additional 344,859 shares of Class A Common Stock will be reserved for future issuance under such plan.

The Company relied on Section 1145(a)(1) of the Bankruptcy Code to exempt the issuance of the shares of Class A Common Stock and Class B Common Stock described above from the registration requirements of the Securities Act. Section 1145(a)(1) of the Bankruptcy Code exempts the offer and sale of securities under a plan of reorganization from the registration requirements of the Securities Act and applicable state securities or “blue sky” laws if three principal requirements are satisfied:

●
the securities must be issued under a plan of reorganization by the debtor, its successor under a plan of reorganization or an affiliate participating in a joint plan of reorganization with the debtor;

●	the recipients of the securities must hold a claim against, an interest in or a claim for an administrative expense in the case concerning the debtor or such affiliate; and

●
the securities must be issued either (1) in exchange for the recipient’s claim against, interest in or claim for an administrative expense in the case concerning the debtor or such affiliate or (2) “principally” in such exchange and “partly” for cash or property.

The form of stock certificate for the Class A Common Stock was included as Exhibit 4.1 to the Company’s Registration Statement on Form 8-A, filed with the SEC on May 24, 2013, and is incorporated herein by reference. The form of stock certificate for the Class B Common Stock is attached hereto as Exhibit 4.4 and is incorporated herein by reference.

Item 3.03.   Material Modification to Rights of Security Holders.

Reference is made to the information regarding the cancellation of the Notes and the shares of the Company’s Existing Common Stock set forth in Item 1.02 and Item 1.03 of this Current Report on Form 8-K, which is incorporated herein by reference.

Reference is made to the information regarding the amendments to the Company’s Certificate of Incorporation and the Company’s Third Amended and Restated By-laws set forth in Item 5.03 of this Current Report on Form 8-K, which is incorporated herein by reference.

Item 5.01.   Changes in Control of Registrant.

As discussed in Item 1.03 of this Current Report on Form 8-K, on the Effective Date, pursuant to the Plan, (1) the holders of the outstanding principal term loan obligations under the Second Amended and Restated Credit Agreement, or affiliates thereof, received their pro rata share of the Class B Common Stock, (2) all outstanding Notes were cancelled and the holders thereof received their pro rata share of the Class A Common Stock and (3) all outstanding shares of Existing Common Stock were cancelled. In addition, as discussed in Item 5.02 of this Current Report on Form 8-K, the composition of the Company’s board of directors following the Effective Date is substantially different than the composition of the Company’s board of directors immediately prior to the Effective Date.

Item 5.02.   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure and Appointment of Directors

On the Effective Date, pursuant to the Plan, the following directors ceased to serve on the Company’s board of directors: William Bak; Robert E. Guth; and William F. Reddersen.

On the Effective Date, pursuant to the Plan, the number of directors of the Company was fixed at seven, and the board of directors consisted of Norman C. Frost, Howard J. Haug, Stephen P. McCall, Andrew Meyers, Brian A. Ross, Gary L. Sugarman and Michael D. Weaver, the Company’s President and Chief Executive Officer.

Committees of the Board of Directors

The Company’s board of directors continues to have three standing committees: an audit committee; a compensation committee; and a nominating and corporate governance committee. On the Effective Date, the members of the audit committee were Messrs. Haug (chair), Meyers and Ross, the members of the compensation committee were Messrs. Frost, McCall and Meyers (chair) and the members of the nominating and corporate governance committee were Messrs. McCall (chair), Meyers and Sugarman.

Compensation of Directors

The non-employee members of the Company’s board of directors currently receive annual cash compensation of $52,000, paid in four quarterly installments, as a retainer for their services and participation in quarterly board and committee meetings. The chairs of the audit, compensation and nominating and corporate governance committees receive additional annual cash compensation of $7,500, $2,500 and $2,500, respectively, paid in quarterly installments. In addition, non-employee members of the Company’s board of directors are paid $1,000 for any additional called board or committee meetings and $500 for any board or committee conference calls. Currently, non-employee members of the Company’s board of directors do not receive any non-cash compensation, including stock awards, options awards, non-equity incentive compensation, pension contributions, personal benefits, deferred benefits or any similar form of compensation. However, following the adoption of the Management Equity Plan, non-employee members of the Company’s board of directors may receive equity interests in the Company pursuant to such plan. The non-employee members of the Company’s board of directors are reimbursed for travel, lodging and other reasonable expenses, as incurred. Payments are made in arrears after the completion of each quarter, as reflected on Internal Revenue Service Form 1099.

Employee members of the Company’s board of directors do not receive any compensation for their services as a member of the Company’s board of directors.

Other Relationships and Transactions with Executives and Directors

The Company does not have, and does not expect to enter into, any related party transactions.

Item 5.03.   Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the Plan, on the Effective Date, the Company adopted an Amended and Restated Certificate of Incorporation and Fourth Amended and Restated By-laws, and filed the Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. A description of the material provisions of the Amended and Restated Certificate of Incorporation and the Fourth Amended and Restated By-laws is contained in the Company’s Registration Statement on Form 8-A, filed with the SEC on May 24, 2013, which description is incorporated herein by reference.

Copies of the Amended and Restated Certificate of Incorporation and the Fourth Amended and Restated By-laws were included as Exhibit 3.1 and Exhibit 3.2, respectively, to the Company’s Registration Statement on Form 8-A, filed with the SEC on May 24, 2013, and are incorporated herein by reference.

Item 8.01.    Other Events.

On May 24, 2013, the Company issued a press release announcing the effectiveness of the Plan. A copy of that press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Forward-Looking Statements

Statements in, or incorporated by reference into, this Current Report on Form 8-K that are not statements of historical or current fact constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to be materially different from the historical results of the Company or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks, uncertainties and other factors, readers are urged to consider statements labeled with the terms “believes,” “belief,” “expects,” “intends,” “anticipates,” “plans” or similar terms to be uncertain and forward-looking. The forward-looking statements contained, or incorporated by reference into, this Current Report on Form 8-K are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the SEC.

Item 9.01.   Financial Statements and Exhibits.

Exhibit No.	Description
2.1
Joint Prepackaged Plan of Reorganization for Otelco Inc. and Its Affiliated Debtors, as confirmed by the Bankruptcy Court on May 6, 2013 (filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 6, 2013 and incorporated herein by reference)

3.1
Amended and Restated Certificate of Incorporation of the Company (filed as Exhibit 3.1 to the Company’s Registration Statement on Form 8-A, filed with the SEC on May 24, 2013, and incorporated herein by reference)

3.2	Fourth Amended and Restated By-laws of the Company (filed as Exhibit 3.2 to the Company’s Registration Statement on Form 8-A, filed with the SEC on May 24, 2013, and incorporated herein by reference)

4.1	Registration Agreement, dated as of May 24, 2013, among Otelco Inc. and each of the persons identified as a securityholder on the schedule of securityholders attached thereto

4.2
Stockholders’ Agreement, dated as of May 24, 2013, by and among Otelco Inc., GE Capital Equity Investments, Inc., CoBank, ACB, Raymond James Bank, N.A., Union Bank, N.A., Webster Bank, National Association and CIBC Inc.

4.3
Form of stock certificate for Class A common stock, $0.01 par value per share (filed as Exhibit 4.1 to the Company’s Registration Statement on Form 8-A, filed with the SEC on May 24, 2013, and incorporated herein by reference)

4.4	Form of stock certificate for Class B common stock, $0.01 par value per share

10.1
Third Amended and Restated Credit Agreement, dated as of May 24, 2013, among Otelco Inc., as borrower, the other credit parties signatory thereto, as credit parties, the lenders signatory thereto from time to time, as lenders, and General Electric Capital Corporation, as agent

99.1
Findings of Fact, Conclusions of Law and Order (a) Approving Prepetition Solicitation Procedures, (b) Approving Adequacy of Disclosure Statement, and (c) Confirming Joint Prepackaged Plan of Reorganization for Otelco Inc. and Its Affiliated Debtors, as entered by the Bankruptcy Court on May 6, 2013 (filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 6, 2013 and incorporated herein by reference)

99.2	Press Release of Otelco Inc., dated as of May 24, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OTELCO INC.
(Registrant)
Date: May 24, 2013
	By:	/s/ Curtis L. Garner, Jr.
Name: Curtis L. Garner, Jr.
Title: Chief Financial Officer